SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  May 21, 2003

                                                         Aphton Corporation
-----------------------------------------------------------------------------------------------------------------------------------
                                       (Exact name of registrant as specified in its charter)

              Delaware                                  0-19122                               95-3640931
--------------------------------------    -------------------------------------    ----------------------------------
   (State or Other Jurisdiction of              (Commission File Number)                    (I.R.S. Employer
           Incorporation)                                                                 Identification Number)

                                        80 SW Eighth Street, Suite 2160, Miami, Florida 33130
-----------------------------------------------------------------------------------------------------------------------------------
                                         (Address of principal executive offices) (zip code)

                                                           (305) 374-7338
-----------------------------------------------------------------------------------------------------------------------------------
                                        (Registrant's telephone number, including area code)

-----------------------------------------------------------------------------------------------------------------------------------
                                    (Former name or former address, if changed since last report)

5.   OTHER EVENTS.

     On May 21, 2003, Aphton Corporation (the "Company") announced that at its annual meeting of shareholders on that date, the shareholders approved the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of its common stock, par value $0.001 (the "Common Stock"), from 30 million to 60 million and to increase the number of authorized shares of its preferred stock, par value $0.001, from 2 million to 4 million. At the annual meeting, the shareholders also re-elected Messrs. Georges Hibon and Nicholas John Stathis as directors to hold office until the 2006 Annual Meeting of Shareholders and approved the previously announced $20 million private placement of senior convertible notes and warrants of which the first $15 million tranche closed on March 31, 2003.

ITEM 9. REGULATION FD DISCLOSURE.

     On March 31, 2003, the Company filed an annual report on Form 10-K for the year ended December 31, 2002 (the "Annual Report"). Under "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Annual Report, the Company provided certain pro forma financial information to supplement the discussion of its liquidity and capital resources position.

     The information set forth below, furnished under this "Item 9. Regulation FD Disclosure," is intended to be provided under "Item 12. Result of Operations and Financial Condition," in accordance with SEC Release No. 33-8216. Such information shall be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference into other filings under the Securities Act of 1933, as amended, and the Exchange Act.

     The selected pro forma financial information summarized below shows the effects of (i) the net proceeds of $1,409,950, of which $1,391,200 was received on February 21, 2003 from a public offering of 500,000 registered shares of the Common Stock and the remaining $18,750 was received on February 24, 2003 from a private placement of warrants to purchase 150,000 shares of the Common Stock (collectively, the "February Financings"), and (ii) the net proceeds of $15,000,000 received by April 4, 2003 from the sale of senior convertible notes and warrants in the first tranche of a $20 million overall financing package (the "March Financing"), as if the combined funds of $16,409,950 were received on December 31, 2002.

     The selected pro forma financial information below discloses certain financial measures which may be considered to be non-GAAP financial measures in certain circumstances. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles ("GAAP"). The combined net proceeds of $16,409,950 from the February Financings and March Financing are material to the Company's liquidity and capital resources position and management uses this unaudited pro forma financial information to provide shareholders and investors with a more accurate picture of the Company's financial position. The unaudited pro forma financial information is not necessarily indicative of the Company's future results of operations and should be read in conjunction with "Item 7. Management's Discussion and Analysis of Financial Conditions and Results of Operations" of the Annual Report and with the Company's financial statements included therein. This information should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP.

                                                      Actual                 Effect of Proceeds                Pro Forma
                                                December 31, 2002              from Financing              December 31, 2002
Balance Sheet Data:                                                             Transactions
-----------------------------------------    -------------------------    -------------------------    --------------------------
Cash and current investments                        $ 8,573,277                $16,409,950(1)                $24,983,227
Total assets                                        $15,990,980                $16,409,950(1)                $32,400,930
Convertible Debentures                              $ 3,000,000                $15,000,000(2)                $18,000,000
Total Liabilities                                   $27,316,616                $15,000,000(2)                $42,316,616
Total stockholders' deficit                        ($11,325,636)               $ 1,409,950(3)               ($ 9,915,686)
Weighted average shares outstanding                  20,747,948                          -                    20,789,615

------------------------------
(1) Reflects the sum of (i) the net proceeds of $1,409,950 from the February Financings, and (ii) the net proceeds of $15,000,000 from the March Financing.
(2) Reflects the aggregate principal amount of $15 million of the senior convertible notes issued and sold in the March Financing.
(3) Reflects the net proceeds of $1,409,950 received from the February Financings. The sale of the $15 million senior convertible notes in the March Financing increases the Company's total assets and total liabilities by the same amount and therefore has no effect on the Company's total stockholders' deficit.

     Subject to certain conditions, the Company is obligated to sell, and one of the investors who participated in the first tranche March Financing (collectively, the "Investors") is obligated to purchase, an additional $5 million of senior convertible notes and warrants in a second tranche of the $20 million financing package. These conditions include: (i) a registration statement, filed pursuant to a registration rights agreement among the Company and the Investors, is effective and available for the resale of the shares issuable upon conversion of the senior convertible notes and exercise of the warrants purchased in the first tranche March Financing on each of the ten trading days immediately prior to the closing of the second tranche of the $20 million financing package; (ii) the Common Stock continuing to be listed on the Nasdaq (or another acceptable stock exchange) and it not having been suspended from trading or having been threatened with delisting by the Nasdaq (or such other stock exchange, as the case may be), or having fallen below the minimum standards for continued listing; (iii) no change of control of the Company or event of default having occurred under the senior convertible notes then outstanding; (iv) performance of the Company's obligation to deliver shares of the Common Stock issuable upon the conversion of the then outstanding senior convertible notes and the warrants; (v) payment of interest on a timely basis;
(vi) the Company's share price remaining above $3.00 per share; and (vi) shareholder approval of the $20 million financing transaction with the Investors and the amendment of the Company's certificate of incorporation to increase its authorized Common Stock to 60,000,000 shares having been obtained, which the Company received at its annual meeting of shareholders held on May 21, 2003.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                APHTON CORPORATION
                                (Registrant)

                                By: /s/ Frederick W. Jacobs
                                   ---------------------------------------------
                                   Name:  Frederick W. Jacobs
                                   Title: Vice President, Chief Financial
                                            Officer, Treasurer and Chief
                                            Accounting Officer

Dated: May 21, 2003